UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 23, 2005

THE HOME DEPOT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8207	95-3261426

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2455 Paces Ferry Road, N.W. Atlanta, Georgia 30339

(Address of Principal Executive Offices) (Zip Code)

(770) 433-8211

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EX-10.1 FORM OF DEFERRED SHARE AWARD (U.S. OFFICERS)
EX-10.2 FORM OF DEFERRED SHARE AWARD (CANADA OFFICERS)
EX-10.3 FORM OF NONEMPLOYEE DIRECTOR DEFERRED SHARE AWARD

Item 1.01.  Entry into a Material Definitive Agreement.

     On March 23, 2005, the Leadership Development and Compensation Committee of the Board of Directors of The Home Depot, Inc. (the “Company”) approved Forms of Deferred Share Awards for the Company’s U. S. officers, its Canadian officers and its outside directors. These forms will be used to evidence grants of deferred shares made under the Company’s 1997 Omnibus Stock Incentive Plan. The full text of the forms of each award is attached hereto as Exhibits 10.1, 10.2 and 10.3 and is incorporated herein by reference. The foregoing summary is qualified in its entirety by, and should be read in conjunction with, such exhibits.

Item 9.01.  Financial Statements and Exhibits.

Exhibit	Description
10.1	The Home Depot, Inc. Form of Deferred Share Award (U.S. Officers)
10.2	The Home Depot, Inc. Form of Deferred Share Award (Canada Officers)
10.3	The Home Depot, Inc. Form of Nonemployee Director Deferred Share Award

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOME DEPOT, INC.
By:	/s/ Frank L. Fernandez
	Name:	Frank L. Fernandez
	Title:	Executive Vice President, Secretary and General Counsel

Date:  March 23, 2005

EXHIBIT INDEX

Exhibit	Description
10.1	The Home Depot, Inc. Form of Deferred Share Award (U.S. Officers)
10.2	The Home Depot, Inc. Form of Deferred Share Award (Canada Officers)
10.3	The Home Depot, Inc. Form of Nonemployee Director Deferred Share Award